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                                                                  Exhibit A
                         Subsidiaries of the Registrant

       Name of Subsidiary                    Jurisdiction of Incorporation

C.A. Computer Associates GmbH                          Germany
C.A. Computer Associates Israel Ltd.                   Israel
C.A. Computer Associates S.A.                          Spain
CA Islandia Realty, Inc.                               New York
CA Management, Inc.                                    Delaware
CA Services, Inc.                                      Delaware
Computer Associates AG                                 Switzerland
Computer Associates Canada Ltd.                        Canada
Computer Associates CIS Ltd.                           Russia
Computer Associates de Argentina S.A.                  Argentina
Computer Associates do Brasil Ltda.                    Brazil
Computer Associates de Chile Ltd.                      Chile
Computer Associates Finland OY                         Finland
Computer Associates International G.m.b.H.             Austria
Computer Associates International Limited              Hong Kong
Computer Associates Korea Ltd.                         Korea
Computer Associates Ltd. Sti.                          Turkey
Computer Associates (M) Sdn. Bhd.                      Malaysia
Computer Associates Norway A/S                         Norway
Computer Associates (N.Z.) Ltd.                        New Zealand
Computer Associates Plc                                United Kingdom
Computer Associates Products Nederland B.V.            The Netherlands
Computer Associates Pte. Ltd.                          Singapore
Computer Associates Pty. Ltd.                          Australia
Computer Associates S.A.                               Belgium
Computer Associates S.A.                               France
Computer Associates Scandinavia A/S                    Denmark
Computer Associates S.p.A.                             Italy
Computer Associates Sucursal en Portugal               Portugal
Computer Associates Sweden AB                          Sweden
Computer Associates Taiwan Ltd.                        Taiwan
Computer Associates (Thailand) Co. Ltd.                Thailand
Cullinet Software, Inc.                                Massachusetts
Ingres Corporation                                     Delaware
Nantucket Corporation                                  California
On-Line Software International, Inc.                   Delaware
Pansophic Systems, Incorporated                        Illinois
Philippine Computer Associates International, Inc.     Philippines
Shanmore Ltd.                                          Ireland
The ASK Group, Inc.                                    Delaware

All of the subsidiaries are 100%-owned by the Registrant or by a wholly owned subsidiary of the Registrant other than directors' qualifying shares which are held in trust for the Registrant or for such wholly owned subsidiary.

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